                                                                  Exhibit (a)(9)


                   A LEADING TELECOM COMPANY IN LATIN AMERICA
                                 [Company Logo]

                                  October-2001

FORWARD LOOKING STATEMENTS

Statements in this presentation that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in such statements due to various factors. Factors which may cause actual results to differ materially from those discussed herein include economic considerations that could affect demand for telecommunications services and the ability of the Company to make collections, inflation, regulatory factors, exchange controls and occurrences in currency markets, competition, labor relations, and the risk factors set forth in the Company's various filings with the Securities and Exchange Commission, including its more recently filed Annual Report on Form 20-F. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances after the date hereof. The safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements are not available to statements made in connection with a tender offer.

MANAGEMENT TEAM
Dr. Gustavo Roosen                                       Armando Yanes
President, Chairman and Chief Executive Officer          Chief Financial Officer

Agenda for Today

1.   CANTV's Investment Highlights
2.   The AES Offer

                          CANTV'S Investment Highlights

Investment Highlights

 .    Impressive Results in a Challenging Environment

 .    Integrated Telecommunications Provider with Scale and Balanced Portfolio

 .    Leading Market Share in Venezuela

 .    Solid Cash Flow and Strong Balance Sheet

 .    Improving EBITDA Margin and Profitability

 .    Demonstrated Commitment to Shareholders and Significant Shareholder Returns

 .    Experienced and Results Oriented Management

 .    Significant Growth Expected from New Initiatives

Integrated Telecommunications Provider with Scale

         (US$ millions except for Line and Subscriber data)
         Market Capitalization: $2,973
         (as of Oct-05-01)
                                                               June-01
         Income Statement                                       LTM(a)
         ----------------                                       ------
          . Consolidated Revenues(c):                         $2,617
          . Movilnet Revenues(c):                                679
          . EBITDA(c):                                         1,135
          . EBITDA Margin                                        43%
          . Free Cash Flow:                                      746

         Balance Sheet
         -------------
          . Total Debt(b):                                       522
          . Cash and Equivalents(b):                           1,098
                                                                 -----
          . Net Cash(b):                                         576

         Operating Metrics
         -----------------
          . Lines in Service (MM)(b):                          2,647
          . Mobile Subscribers (MM)(b):                        1,968


         a)   For the twelve months ended in June 2001.
         b)   As of June 30, 2001.
         c) Figures adjusted for inflation and converted into US$ using an exchange rate of VEB 718.23 as of June 30, 2001.

Our Achievements Since Privatization(a)

[Timeline]
1991     Privatization
1992     Launch of Movilnet
1996     IPO
2000     Deregulation of Telecom Industry
2001     New Interconnection Agreement

--------------------------------------------------------------------------------
                                                  1991              June 2001
                                                  ----              ---------
--------------------------------------------------------------------------------
Thousands of lines in service                     1,599              2,647
--------------------------------------------------------------------------------
% of digital lines                                20%                80%
--------------------------------------------------------------------------------
Thousands of Mobile Subscribers                   8                  1,968
--------------------------------------------------------------------------------
Internet dial-up customers                        0                  113,001
--------------------------------------------------------------------------------
Customers with ADSL access                        0                  7,201
--------------------------------------------------------------------------------
Public telephones                                 31,596             84,933
--------------------------------------------------------------------------------
Telco employees                                   20,394             7,220
--------------------------------------------------------------------------------
Lines per employee                                73                 367
--------------------------------------------------------------------------------

(a) Source: Management Estimates.

We Have Achieved Impressive Results in a Challenging Environment

                                                                                       LTM
                                              1998          1999         2000        June 01       2001E        2002E
                                              ----          ----         ----        -------       -----        -----
Venezuelan Economic Indicators
------------------------------

Real GDP Growth % (b)                         (0.1)        (7.2)           3.2          2.9          2.6          2.4
Devaluation % (b)                                12           15             8            5            7            7
CPI % (b)                                        30           20            13           13           12           13
Sovereign Spread % (c)                        11.13         7.69          9.07         7.86           NA           NA
Wireline Penetration % (e)                       NA         10.6          10.9           NA         11.0         11.9
Wireless Penetration % (f)                        8           14            20           NA           27           32

CANTV's Key Metrics
-------------------
Line Growth %                                   (3)          (1)             1       (3)(a)
Subscribers Growth %                             71           85            44        36(a)
EBITDA Margin %                                  43           43            41        45(a)
Free Cash Flow (e)                             230M         683M          800M      746M(d)



(a)  Data represents growth from 2Q2000 to 2Q2001.
(b) GDP growth, CPI and Devaluation as estimates from Goldman Sachs Research for 2001 and 2002.
(c)  Spread over US Treasuries for `27 Venezuelan Government Bond.
(d) Free Cash Flow for the last twelve months ended on June 30, 2001. Free cash flow for first six months of 2001 was US$451 million.
(e)  Wireline penetration measured as a percentage of population. Source:
     McKinsey & Co.
(f)  Wireless penetration measured as a percentage of population. Source:
     McKinsey & Co.

Increase in Mobile and Data Revenues has Provided a More Balanced Portfolio


--------------------------------------------------------------------------------
1998A(a)                               LTM June 2001(a)
--------------------------------------------------------------------------------
[PIE CHART 1]                          [PIE CHART 2]
--------------------------------------------------------------------------------
Local Services(a)         41%          Local Services                    40%
--------------------------------------------------------------------------------
DLD                       22%          DLD                               19%
--------------------------------------------------------------------------------
Mobile                    18%          Mobile                            27%
--------------------------------------------------------------------------------
ILD                       13%          ILD                               6%
--------------------------------------------------------------------------------
Data                      4%           Data                              5%
--------------------------------------------------------------------------------
Internet                  1%           Internet                          2%
--------------------------------------------------------------------------------
Others                    1%           Others                            1%
--------------------------------------------------------------------------------

(a)  Source: Management Estimates.

Leading Market Share in Venezuela
As of June 2001(a)

--------------------------------------------------------------------------------
Wireline                    Wireless                  Data
--------------------------------------------------------------------------------
[PIE CHART 3]               [PIE CHART 4]             [PIE CHART 5]
--------------------------------------------------------------------------------
CANTV                 99%   Telcel              53%   CANTV              67%
--------------------------------------------------------------------------------
Telcel                1%    CANTV               37%   Others             33%
--------------------------------------------------------------------------------
                            Digitel             8%
--------------------------------------------------------------------------------
                            Infonet             2%
--------------------------------------------------------------------------------
Total Market Size:          Total Market Size:        Total Estimated
                                                      Market Size:
--------------------------------------------------------------------------------
2.6 Million Lines           5.1 Million               Revenues of
in Service                  Subscribers               US$212 million(b)
--------------------------------------------------------------------------------

(a)  Management Estimates.
(b)  Total Market Revenues estimated for year end 2001.

Well Positioned for Growth and Profitability
Value Enhancing Initiatives


[Drawing]                                      [Drawing]
[Arrow]                                        [Arrow]
Data and Value Added Services                  Integration and Cost Containment
                                               Measures

                          Will Continue To Drive Growth
                                and Profitability

[Drawing]                                      [Drawing]
[Arrow]                                        [Arrow]
Aggressive Residential Fixed Line              Aggressive Mobile Growth Through
Penetration                                    Bundling Strategies

New Interconnection Regime has a Higher Negative Impact on CANTV's Competitors than on CANTV itself(a)

[Graph]
(Indexed Numbers)
[Reduction on Interconnection Revenues of -100(b), corresponds to a -74 reduction to Telcel (approximately 14% estimated impact on Year 2001 Revenues) and -26 reduction to Consolidated CANTV/Movilnet (approximately 2% estimated impact on Year 2001 Revenues)]

(a) Analysis does not consider impact of traffic rebalancing due to price elasticities, that could benefit CANTV because of reduction of relative prices of fixed-mobile calls.
(b) Based on year 2000 traffic, total reduction would have been equivalent to US$200 million.

CANTV

Historical Performance and Management Projections

(US$ millions)

----------------------------------------------------
               [Graph]               [Graph]
----------------------------------------------------
               Revenues(a)           EBITDA(a)
                                     (7.5% Growth)
----------------------------------------------------
2000           $2,607                $1,070
----------------------------------------------------
2001E          $2,600                $1,150
----------------------------------------------------

----------------------------------------------------

(a) As reported in December 2000 Press Release and Management Estimates for December 2001.

Improving EBITDA Margin and Profitability
Our Margins have Substantially Improved this Year

-----------------------------------------------
                        [Graph]
-----------------------------------------------
                        CANTV EBITDA Margin
-----------------------------------------------
2000                    41.0%
-----------------------------------------------
2001E                   44.0%
-----------------------------------------------
1H2000                  40.0%
-----------------------------------------------
1H2001                  45.0%
-----------------------------------------------

Improving EBITDA Margin and Profitability
Significant Improvement in Productivity



        ----------------------------------------------------------------------------------------------------------------
                          [Graph]                         [Graph]                        [Graph]
        ----------------------------------------------------------------------------------------------------------------
                          CANTV Employees(a)              Telco Lines per Employee       Telco Network Utilization
                          (31% Reduction)                 (67% Improvement)              (21% Improvement)
        ----------------------------------------------------------------------------------------------------------------
        2Q2000            14,666                          220                            75%
        ----------------------------------------------------------------------------------------------------------------
        2Q2001            10,178                          367                            91%
        ----------------------------------------------------------------------------------------------------------------


(a)  Total CANTV employees including Telco, Movilnet, and other subsidiaries.

Solid Cash Flow and Strong Balance Sheet

------------------------------------------------------------------------
                          [Graph]               [Graph]
------------------------------------------------------------------------
                          EBITDA                EBITDA/Interest Expense
                          (6% Improvement)
------------------------------------------------------------------------
FY 2000                   $1,070                18.0x
------------------------------------------------------------------------
LTM June 01(a)            $1,135                19.1x
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------
                          [Graph]               [Graph]
------------------------------------------------------------------------
                          Cash and Equivalents  Total Debt
                          (33% Improvement)     (8% Reduction)
------------------------------------------------------------------------
December 00               $827                  $567
------------------------------------------------------------------------
June 01                   $1,098                $522
------------------------------------------------------------------------

(a) LTM figures calculated by adjusting amounts in VEB for inflation of 5.92% to June 30, 2001 and converting them using an exchange rate of VEB 718.23 per US$ as of the same date.

(b)  EBITDA as reported in Dec. 2000 Press Release.

(c)  Cash and equivalents as reported in Dec. 2000 20-F.

(d)  Total Debt as reported in Dec. 2000 20-F.

Solid Cash Flow and Strong Balance Sheet

June (Net Debt) / Net Cash Position
-------------------------------------------------------------------
[Graph]           [Graph]       [Graph]              [Graph]
-------------------------------------------------------------------
CANTV             Telmex(a)     Telecom Argentina    Telemar
-------------------------------------------------------------------
$576              -$6,375       -$3,297              -$2,763
-------------------------------------------------------------------

Source: Companies' June 30, 2001, 6-K financial reports.

(a) Telmex figures as of December 2000 because the company does not disclose its Cash position in its 1Q 2001 and 2Q 2001 reports.

Demonstrated Commitment to Shareholders
Since 1998, We Have Returned US$950 million in Dividends and Share Repurchase Programs

[Graph]
Dividend Payments
(US$ in millions)
----------------------------------------
1998                           $224
----------------------------------------
1999                           $248
----------------------------------------
2000                           $89
----------------------------------------
2001A                          $89
----------------------------------------

[Graph]
Share Repurchase Programs
(US$ in millions)
----------------------------------------
Nov 99 - Mar 00                $150
----------------------------------------
April 00 - Sep 00              $150
----------------------------------------

Demonstrated Commitment to Shareholders
Our Stock has Outperformed our Peers in the Last Three Years

[Graph]
3 Year Stock Performance(a)
----------------------------------------
Telmex                          139%
----------------------------------------
Telecom Italia                  65%
----------------------------------------
CANTV                           48%
----------------------------------------
Portugal Telecom                39%
----------------------------------------
Verizon                         3%
----------------------------------------
Bell South                      3%
----------------------------------------
SBC                             -7%
----------------------------------------
Deutsche Telekom                -26%
----------------------------------------
Telemar                         -39%
----------------------------------------
France Telecom                  -40%
----------------------------------------
Telecom Argentina               -76%
----------------------------------------
Embratel                        -85%
----------------------------------------

Source: Factset.
(a)  From October 5, 1998 to October 5, 2001. Excludes dividend payments.

Net Income Analysis

[Graph]
(US$ in millions)
--------------------------------------------------------------
2000A Net Income under Venezuelan GAAP  -$129(a)    2000 EPS
                                                    US $0.95
--------------------------------------------------------------
2000A Net Income under FAS 52            $426(b)    2000 EPS
                                                    US $3.13
--------------------------------------------------------------

(a) As reported in 20-F in VEB as of December 31, 2000 under Venezuelan GAAP converted to US$.

(b) These results are presented for illustrative purposes only, actual results may vary from what is presented. EPS calculated using 952 million average shares outstanding as reported in Press Release of December 2000.

Note: Net Income for 2000 includes a one time charge of US $158 million related to workforce reduction program.

Major Adjustments
-----------------
 .    Inflation and Exchange Rate Adjustments in the Income Statement Accounts
     where Depreciation and Amortization adjustment accounts for over US$450m of the difference
 .    Pension Fund Expenses

                                2. The AES Offer

Summary Terms of AES' Proposal
From AES' 14D(1)

Launch Date:                        September 25, 2001

Regulatory Approval of Offer:       CONATEL and ProCompetencia

Expiration Date:                    October 29, 2001

Tender Offer:                       Shares and ADSs representing approximately
                                    43.2% of CANTV

Price:                              US$ 24.00 per ADS and US$ 3.4285714 per
                                    Class D share in cash

Aggregate Consideration:            US$ 1.371 billion

AES' Plans for CANTV:               .    Potential cash dividend payment
                                    .    Potential sale of Movilnet

Our Shareholder Composition
As of September 24, 2001

---------------------------------------------------------------------
Verizon Communications Inc.(a)           A    231,062,972    25.0%
---------------------------------------------------------------------
Telefonica                               A    63,943,897     6.9
---------------------------------------------------------------------
Other VenWorld Shareholders              A    13,900,847     1.5
---------------------------------------------------------------------
The AES Corporation                      A    63,999,524     6.9
---------------------------------------------------------------------
Venezuelan Investment Fund               B    51,900,000     5.6
---------------------------------------------------------------------
Company employees and retirees           C    97,278,406     10.5
---------------------------------------------------------------------
Verizon Communications Inc.(a)           D    32,945,829     3.6
---------------------------------------------------------------------
Brandes Investment Partners, L.P.        D    105,701,708    11.4
---------------------------------------------------------------------
Other Public Shareholders                D    265,304,201    28.6
                                              -----------
---------------------------------------------------------------------
                                              926,037,385
---------------------------------------------------------------------

(a)  Verizon currently holds 28.5% of CANTV.

Board Unanimously Rejected AES Offer
As Voted on October 1, 2001

 . The Offer is coercive because AES will purchase only up to 43.2% of the outstanding common shares of CANTV and there is uncertainty over the value of the remaining shares.

 .   The Board is not satisfied with the price offered for the shares and ADSs


 . The plans of AES following successful conclusion of the Offer would leave the CANTV in a weakened financial position

 . AES has no experience in operating a national telephone network and there are no material synergies between CANTV and AES

 . The proposed transaction will have adverse tax effects on remaining shareholders and ADS holders

 . The purchase of the shares and ADSs in the Offers will adversely affect the liquidity of the remaining shares and ADS

 .   The Offer is highly conditional

Issues to Consider Regarding AES' Offer

 .  "Back End" Issues

     .    Dividend

          - Uncertainty regarding amount of cash dividend to be distributed to shareholders after tender is completed

     .    Wireless

          - Uncertainty regarding the ability to sell and proceeds from the sale of Wireless, and amount of dividend to be distributed to shareholders after tender is completed

     .    Wireline Standalone

          -    Uncertainty regarding residual value of the Wireline assets

          -    Uncertainty regarding the capital structure of the Wireline units

     .    Liquidity

          -    Uncertainty regarding CANTV's market liquidity post AES' offer

          -    Shares may lose NYSE listing

          -    ADRs may not be marginable

     .    Management

          -    Uncertainty regarding AES' success as telecom operator

Control Premium Analysis
Selected Premiums Paid

[Graph]

---------------------------------------------------------------------------
Premium of AES' Offer Prior to Announcement(a)                       9.2%
---------------------------------------------------------------------------
Premium of AES' Offer 30 Days Prior to Announcement(b)               4.4%
---------------------------------------------------------------------------
AES' Original Premium to EdC 1 Day Prior to Announcement(c)          74.0%
---------------------------------------------------------------------------
AES' Final Premium to EdC 1 Day Prior to Announcement(d)             111.0%
---------------------------------------------------------------------------
Latin America Transactions 1 Day Prior to Announcement(e)            40.0%
---------------------------------------------------------------------------
Latin America Transactions 30 Days Prior to Announcement(f)          40.0%
---------------------------------------------------------------------------
Global Hostile Transactions 1 Day Prior to Announcement(g)           36.3%
---------------------------------------------------------------------------
Global Hostile Transactions 30 Days Prior to Announcement(g)         40.8%
---------------------------------------------------------------------------
Global Hostile Transactions for less than 100%, 1 Day
Prior to Announcement(h)                                             42.9%
---------------------------------------------------------------------------
Global Hostile Transactions for less than 100%, 30 Days Prior to     47.8%
Announcement(h)
---------------------------------------------------------------------------

Source: Thomson Financials and Newsruns.

(a)  Premium over closing market price of August 29, 2001.
(b)  Premium over closing market price of July 30, 2001.
(c) Original premium offered over EdC's stock price one day prior to announcement (offer for 51% of stock).
(d) Final premium paid over EdC's stock price one day prior to announcement (offer for 100% of stock).
(e) Median control premiums paid in 10 selected Latin American transactions over $1bn and one Venezuelan transaction.
(f) Median control premiums paid in 10 selected Latin American transactions over $1bn and one Venezuelan transaction.
(g)  Average control premiums paid in 28 global hostile transactions over $1bn.
(h)  Average control premiums paid in 6 global hostile transactions over $1bn.

Implied EBITDA Multiple at $24

[Graph]
[EBITDA multiple for period from May 2000 to September 2001]

Board of Directors Resolutions
As of the Board Meeting held on October 7, 2001

 .    The CANTV Board of Directors called a Special Shareholder Meeting to be held on October 24, 2001 for the purposes of considering the distribution of an extraordinary dividend and to approve a share repurchase program.

 .    In addition, our Board also authorized CANTV to create a trust for the purpose of purchasing outstanding shares of Class C common stock in an amount up to 5.5% of its current capital stock. All Class C shares repurchased under this new trust will be available for sale to employees under the terms and conditions of a new Benefits Plan for CANTV employees.

 .    Our Board authorized the repurchase of outstanding shares of Class C common stock in an amount up to an additional 2% of the capital stock of CANTV as of December 2, 1991 under Fondo de Excelencia, an existing trust created for the purpose of granting Class C shares to employees.

Investment Highlights

 .    Impressive Results in a Challenging Environment

 .    Integrated Telecommunications Provider with Scale and Balanced Portfolio

 .    Leading Market Share in Venezuela

 .    Solid Cash Flow and Strong Balance Sheet

 .    Improving EBITDA Margin and Profitability

 .    Demonstrated Commitment to Shareholders and Significant Shareholder Returns

 .    Experienced and Results Oriented Management

 .    Expected significant growth from new initiatives

                   A Leading Telecom Company in Latin America
                                 [Company Logo]
                                  October-2001